Exhibit 15
Acknowledgment of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of L3Harris Technologies, Inc.:

We are aware of the incorporation by reference of our report dated August 4, 2021, relating to the unaudited condensed consolidated interim financial statements of L3Harris Technologies, Inc. that is included in its Form 10-Q for the quarter ended July 2, 2021, in the following Registration Statements of L3Harris Technologies, Inc.:

Form S-4	No. 333-236885	L3Harris Technologies, Inc. Offer to Exchange
Form S-3	No. 333-233827	L3Harris Technologies, Inc. Debt and Equity Securities
Form S-4/A	No. 333-228829	Harris Corporation Shares of Common Stock
Form S-8	No. 333-232482	L3 Technologies, Inc. Amended and Restated 2008 Long Term Performance Plan; L3 Technologies, Inc. Master Savings Plan; and Aviations Communications & Surveillance Systems 401(k) Plan
Form S-8	No. 333-222821	Harris Corporation Retirement Plan
Form S-8	No. 333-192735	Harris Corporation Retirement Plan
Form S-8	No. 333-163647	Harris Corporation Retirement Plan
Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-8	No. 333-207774	L3Harris Technologies, Inc. 2015 Equity Incentive Plan

/s/ ERNST & YOUNG LLP
Orlando, Florida
August 4, 2021